UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2016

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Settlement Agreement

As previously disclosed, on June 29, 2016, Harvest Natural Resources, Inc. (the “Company”) and its wholly owned subsidiary, HNR Energia BV (“HNR Energia”), entered into a share purchase agreement (the “Share Purchase Agreement”) with CT Energy Holding SRL (“CT Energy”), pursuant to which HNR Energia agreed to sell to CT Energy all of HNR Energia’s 51% interest in Harvest-Vinccler Dutch Holding B.V. (“Harvest Holding”), through which all of the Company’s Venezuelan interests are owned.

As previously disclosed, on July 12, 2016, Petroandina Resources Corporation N.V. (“Petroandina”), which owns a 29% interest in Harvest Holding, filed a claim against the Company and HNR Energia in the Court of Chancery of the State of Delaware (the “Court of Chancery”). The claim alleged that, by entering into the Share Purchase Agreement, the Company and HNR Energia breached the shareholders’ agreement, dated as of December 16, 2013 (the “Shareholders’ Agreement”), which governs the rights of HNR Energia and Petroandina as shareholders of Harvest Holding. On August 16, 2016, the Court of Chancery granted a preliminary injunction in favor of Petroandina preventing the Company and HNR Energia from effecting the transactions under the Share Purchase Agreement pending final disposition of the case.

On September 8, 2016, the Company, HNR Energia, CT Energy and Petroandina entered into a settlement agreement (the “Settlement Agreement”) intended to resolve Petroandina’s claim against the Company and HNR Energia in the Court of Chancery and set forth certain rights and obligations of the parties to the Settlement Agreement. The terms of the Settlement Agreement are summarized below.

•	Sale of Petroandina’s Interest in Harvest Holding; Cross-Termination of Share Purchase Agreement – CT Energy agreed to purchase all of Petroandina’s 29% interest in Harvest Holding at the closing of the transactions contemplated by the Share Purchase Agreement for aggregate cash consideration of $72,761,823 pursuant to the terms and conditions set forth in Annex A to the Settlement Agreement (“Annex A”). In addition to customary representations and warranties, covenants, closing conditions and termination provisions, Petroandina may terminate Annex A (and consequently, the purchase and sale agreement contained in Annex A) if the closing of the proposed sale (the “Petroandina Closing”) has not occurred on or before December 31, 2016. If Annex A is terminated for any reason, the Company, HNR Energia and CT Energy have agreed to cause the termination of the Share Purchase Agreement, and the Shareholders’ Agreement will continue in accordance with its terms.

•	Sale of the Company’s Venezuelan Interests Conditioned on Petroandina Closing – The Company, HNR Energia and CT Energy agreed not to effect the sale of the Company’s Venezuelan interests to CT Energy under the Share Purchase Agreement unless the Petroandina Closing has occurred, or occurs concurrently, and such parties have otherwise complied in all material respects with the Settlement Agreement. The Company, HNR Energia and CT Energy also agreed not to directly or indirectly effect the sale of the Company’s Venezuelan interests other than under the Share Purchase Agreement unless certain conditions are satisfied, including the compliance by such parties with the terms of the Shareholders’ Agreement applicable to such a sale for so long as the Shareholders’ Agreement remains in effect.

•	Stipulation and Order Lifting Injunction – Within one business day of the execution of the Settlement Agreement, the parties to the Settlement Agreement agreed to sign and submit to the Court of Chancery a stipulation and proposed order (the “Stipulation and Order”). The Stipulation and Order, which was approved by the Court of Chancery on September 8, 2016, served to lift the August 16, 2016 injunction and will allow the Company and CT Energy to effect the transactions under the Share Purchase Agreement, provided that the Company and CT Energy comply with the Settlement Agreement. Additionally, Petroandina agreed to dismiss with prejudice its July 12, 2016 claim against the Company and HNR Energia in the Court of Chancery within three business days after the Petroandina Closing.

•	Mutual Releases – Effective upon both the approval of the Stipulation and Order by the Court of Chancery and the occurrence of the Petroandina Closing, the Company, HNR Energia and CT Energy agreed to release Petroandina and its affiliates, and Petroandina agreed to release the Company, HNR Energia, CT Energy and their respective affiliates, from all claims or liabilities in connection with the Shareholders’ Agreement, the Share Purchase Agreement or the proposed sale of the Company’s Venezuelan interests to CT Energy arising or accruing up the date of the Settlement Agreement.

•	Payment of Litigation Expenses by the Company – On the date of the Petroandina Closing, if the Petroandina Closing occurs, the Company agreed to pay to Petroandina $1,000,000 as reimbursement for expenses incurred by Petroandina and its affiliates in connection with litigation between Petroandina and the Company under the Shareholders’ Agreement.

The above description of the Settlement Agreement is a summary and is qualified in its entirety by reference to the Settlement Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference into this Item 1.01.

First Amendment to CT Energy Warrant

As previously disclosed, on June 19, 2015, the Company and certain of its domestic subsidiaries entered into a securities purchase agreement (the “Securities Purchase Agreement”) with CT Energy. Under the Securities Purchase Agreement, the Company issued and sold certain securities to CT Energy, including a warrant (the “Warrant”) exercisable for 34,070,820 shares of the Company’s common stock at an initial exercise price of $1.25 per share, which may not be exercised until the volume-weighted average price of the Company’s common stock over any 30-day period equals or exceeds $2.50 per share. As previously disclosed, the Warrant would be cancelled upon the closing of the sale of the Company’s Venezuelan interests to CT Energy under the Share Purchase Agreement (discussed above under “Entry into Settlement Agreement”).

The Warrant contains customary anti-dilution provisions adjusting the exercise price of the Warrant in response to certain events. On September 8, 2016, the Company and CT Energy entered into an amendment to the Warrant to clarify that, upon an adjustment to the exercise price in response to the payment of a stock dividend, a stock split or a reverse stock split, the number of shares of common stock for which the Warrant is exercisable would adjust such that the Warrant would remain exercisable for the same percentage of the Company’s outstanding common stock before and after the event.

The above description of the amendment to the Warrant is a summary and is qualified in its entirety by reference to the amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Settlement Agreement, dated as of September 8, 2016, among Petroandina Resources Corporation N.V., Harvest Natural Resources, Inc., HNR Energia B.V. and CT Energy Holding SRL

10.2	First Amendment to Harvest Natural Resources, Inc. Common Stock Purchase Warrant, dated as of September 8, 2016, between the Harvest Natural Resources, Inc. and CT Energy Holding SRL

Forward-Looking Statements

Any forward-looking statements, as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in this Current Report on Form 8-K involve risks and uncertainties and are subject to change based on various important factors. All statements in this Current Report on Form 8-K other than statements of historical fact may constitute forward-looking statements. When used in this Current Report on Form 8-K, the words “intends,” “expects,” “believes,” “plans,” “anticipates,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements. Important factors could cause actual results to differ materially from those in any forward-looking statements contained in this Current Report on Form 8-K. These factors include, among other factors: (i) any delays in closing the proposed sale of the Company’s Venezuelan interests or the possibility of non-consummation of the transaction; (ii) the possibility that the closing conditions to the proposed sale of the Company’s Venezuelan interests will not be satisfied or waived, including that a governmental entity may prohibit, delay, refuse to grant or withdraw a necessary regulatory approval, or that the Company will fail to obtain the requisite stockholder approvals of the proposed transaction; (iii) the possibility that the closing of the transaction could be prevented or delayed by litigation, or that that litigation could otherwise have negative effects on the transaction or the Company; (iv) the occurrence of any event that could give rise to termination of the Share Purchase Agreement; (v) risks related to the disruption of the transaction to the Company and its management; (vi) the effect of announcement of the transaction on the Company’s ability to retain and hire key personnel and maintain relationships with its partners, suppliers and other third parties; (vii) the possibility that the Company may be unable to continue as a going concern; and (viii) and other risks, including those discussed in the Company’s definitive proxy statement filed with the SEC on August 2, 2016, as supplemented from time to time, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, subsequent Quarterly Reports on Form 10-Q and other public filings. Except as required by law, the Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K.

Additional Information

In connection with the proposed sale of the Company’s Venezuelan interests to CT Energy Holding SRL and certain other proposals, the Company filed a definitive proxy statement with the SEC on August 2, 2016. On or about August 8, 2016, the Company mailed the definitive proxy statement to each stockholder entitled to vote at the annual meeting. Investors and stockholders of the Company should read the definitive proxy statement and other proxy materials, including the proxy statement supplement that the Company filed with the SEC on September 8, 2016, carefully before making any voting decision because such documents contain important information about the proposed sale of the Company’s Venezuelan interests and the other proposals included in the proxy statement. The definitive proxy statement and other relevant materials filed or to be filed with the SEC in the future, including any proxy statement supplements, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of documents filed with the SEC by the Company by requesting them in writing or by telephone from the Company at Harvest Natural Resources, Inc., 1177 Enclave Parkway, Suite 300, Houston, TX 77077, Attention: Corporate Secretary, (281) 899-5700.

The Company and its directors and officers and CT Energy Holding SRL and its principals and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the sale of the Company’s Venezuelan interests and other proposals included in the proxy statement. Information about the Company’s directors and executive officers and their ownership of Company stock is set forth in the definitive proxy statement, as well as the Company’s 2015 Annual Report on Form 10-K, which was filed with the SEC on March 29, 2016, and Amendment No. 1 to its 2015 Annual Report on Form 10-K, which was filed with the SEC on April 29, 2016. Other information regarding the participants in the proxy solicitation may be contained in additional materials to be filed with the SEC in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.
Dated: September 14, 2016

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement, dated as of September 8, 2016, among Petroandina Resources Corporation N.V., Harvest Natural Resources, Inc., HNR Energia B.V. and CT Energy Holding SRL

10.2	First Amendment to Harvest Natural Resources, Inc. Common Stock Purchase Warrant, dated as of September 8, 2016, between the Harvest Natural Resources, Inc. and CT Energy Holding SRL